EXHIBIT 2.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     DISTRIBUTION MANAGEMENT SERVICES, INC.

         PURSUANT TO THE PROVISIONS OF ACTION 607. 1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

         FIRST: AMENDMENT(S) ADOPTED: (INDICATE ARTICLE NUMBER[S] BEING AMENDED, ADDED OR DELETED:

                  Article III is deleted in its entirety and substituted with the following:

                           ARTICLE III. CAPITAL STOCK

                The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall consist of 50,000,000 shares of Capital Stock as follows:

                (a) 50,000,000 shares of common stock, having a par value of $.00l per share.

                       ARTICLE XV. AFFILIATED TRANSACTIONS

                  The Corporation expressly elects not to be governed by SECTION
607.0901 of the FLORIDA BUSINESS CORPORATION ACT, as amended from time to time, relating to affiliated transactions.


                     ARTICLE XVI. CONTROL SHARE ACQUISITIONS

                  The Corporation expressly elects not to be governed by SECTION
607.0902 of the FLORIDA BUSINESS CORPORATION ACT, as amended from time to time, relating to control share acquisitions.

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         The foregoing was adopted by Resolutions of the Board of Directors dated August 22, 2003, and by consent of the shareholders dated August 22, 2002, representing a majority of the Corporation's shares issued and outstanding which voted in favor thereof and which number of votes cast for the amendment by the shareholders was sufficient for approval, all pursuant to Sections 607.0704 and 607.0821.

Dated this 22nd day of August, 2003.

                                                   /s/ Leo Greenfield
                                                   --------------------------
                                                    Leo Greenfield, President

STATE OF FLORIDA                            )
                                            SS:
COUNTY OF MIAMI-DADE                        )

         The foregoing instrument was acknowledged before me this 22nd day of August, 2003, by Leo Greenfield as President of Distribution Management Services, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me and did take an oath.

                                     /s/
                                    ---------------------------------------
                                    Notary Public State of Florida at Large
                                    My commission Expires:

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